Exhibit 10.11

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HARBOUR CITY ESTATES LIMITED

as Landlord / the duly authorized agent

AND

HWS SPA HOLDINGS LIMITED

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ADDENDUM

To

Tenancy Agreement dated 13th October 2022

in respect of

Shop 3323B, Level 3, Gateway Arcade, Harbour City

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THIS ADDENDUM is made the 2nd day of August Two Thousand and Twenty Four between WHARF REALTY LIMITED (hereinafter called “the Landlord”) the registered owner of the piece or parcel of land registered at the Land Office as SECTION BAND THE EXTENSION THERETO AND SECTIOND OF KOWLOON MARINE LOT NO. 11 (hereinafter called “the said lot”) of 16th Floor, Ocean Centre, Harbour City, Canton Road, Kowloon, Hong Kong (including where the context so admits its successors and assigns) acting by its duly authorized agent, HARBOUR CITY ESTATES LIMITED of the one part and HWS S HOLDINGS LIMITED whose registered office is situated at 30/F., Gravity, No. 29 Hing Yip Street Kwun Tong, Kowloon, Hong Kong (hereinafter called “the Tenant") of the other part.

WHEREAS by a tenancy agreement dated 13th October 2022 ma lri “$, between the Tenant and the Landlord (hereinafter called “the Agreement”), the Landlord has let and the Tenant has taken all the premises situated at Shop 3323B, Level 3, Gateway Arcade, Harbour City, Kowloon, Hong Kong as more particularly described in paragraph 5 of the Schedule to the Agreement and delineated in pink on the plan annexed thereto (hereinafter called “the said premises”) for a term from 3rd May 2022 to 2nd May 2024 (hereinafter called “the said term”) on the terms and conditions therein specified.

WHEREAS the Tenant is now desirous of extending the said term for the period commencing on the 3rd day of May 2024 and expiring on the 2nd day of November 2024 (hereinafter called “the extended term”) and the Landlord has agreed to extend the said term for such period on the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows :-

1.	The said term shall be extended for the period commencing on 3rd May 2024 and expiring on 2nd November 2024.

2.	The following amendments and additions to the Schedule to the Agreement shall take effect as from 3rd May 2024:-

(a)	Paragraph 6 shall be re-written as follows :-

The said term means the period commencing on the 3rd day of May 2022 and expiring on the 2nd day of November 2024.

(b)	The following paragraphs will be inserted to paragraph 7 and be construed as 7(1)(c) thereof.

(c)	in respect of the period from the 3rd day of May 2024 to the 2nd day her 2024, the sum of Hong Kong Dollars ONE D AND THREE THOUSAND EIGHT HUNDRED OUR ONLY (HK$103,834.00) per calendar month . rental) plus the percentage rental. Percentage rental have the meaning as referred to in paragraph 7(3) of the Schedule to the Agreement.

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(c)	Paragraph 11 shall be re-written as follows: -

The said deposit means the sum of Hong Kong Dollars THREE HUNDRED AND FORTY THOUSAND ONE HUNDRED AND SEVENTY EIGHT AND CENTS THIRTEEN ONLY (HK$340,l 78.13) subject to increase from time to time in accordance with the provisions of Clause 2 of Section IX.

3.	The cost and stamp duty incidental to preparation of this Addendum shall be borne by the parties hereto in equal shares.

4.	Save as herein amended, the terms and conditions of the Agreement shall remain effective and in full force.

5.	The Tenant acknowledges that HARBOUR CITY ESTATES LIMITED in its own right or as the duly authorized agent of the Landlord has authority to accept/reject this Addendum and has authority to represent and bind the Landlord in all matters arising from or in connection of the Agreement and this Addendum.

6.	This Addendum is supplemental to the Agreement and shall be read and construed as a part thereof and reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this Addendum.

7.	The Tenant acknowledges that no advantage, pecuniary or otherwise, has been sought by or paid to any member of the Landlord’s staff and/or any staff of the Landlord’s duly authorized agent by the Tenant for the purpose of this Addendum the terms stated herein.

8.	This Addendum is governed by and shall be construed in accordance with the laws of Hong Kong.

9.	The Parties irrevocably agree that the courts of Hong Kong are to have non exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Addendum and that, accordingly, any legal action or proceedings arising out of or in connection with this Addendum may be brought in those courts and the Parties irrevocably submit to the non-exclusive jurisdiction of those courts.

10.	In consideration of the Landlord’s granting or agreeing to grant the Tenant an extension of the tenancy of the said premises pursuant to the commercial terms as set out in this Addendum, the Tenant undertakes to keep confidential and not to disclose to any third party nor use in any manner whatsoever any of the terms and conditions herein or any information whatsoever in connection therewith during the said term and the extended term of the said premises and any renewal thereof without the Landlord’s prior written. consent. This restrictio, shall continue to apply without limit in point of time.

The Tenant further undertakes to procure its employees to keep confidential and not to disclose nor use such terms, conditions and/or information as aforesaid without the Landlord’s prior written consent. The Tenant further agrees not to register this Addendum at the Land Registry.

11.	For the purpose of the Contracts (Rights of Third Parties) Ordinance Cap.623 of the laws of Hong Kong, all provisions of the terms and conditions herein apply equally to and are for the benefit of the Landlord’s building manager, service providers, its employee, affiliates, agents suppliers, contractors and sub contractors, partner organization, subsidiaries and associated companies insofar as they and each of them have been referred to or mentioned herein and they and each of them shall have the right to assert and enforce such provisions directly or on its own behalf (save that the terms and conditions herein may be varied or rescinded by the Landlord and the Tenant without the consent of those parties). Subject to the previous sentence, no provision of the terms and conditions herein is otherwise enforceable by any person who is not a party to it. This means that other than as set out in the first sentence above, the Landlord and the Tenant are the only entity who can enforce the provisions of the terms and conditions herein.

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AS WITNESS the hands of the parties hereto the day and year first above written

SIGNED BY	)

Grace S. M. Le	)
PMP License *Tier 1) (P1-681699))		For and on behalf of
for and on behalf of	)	HARBOUR CITY ESTATES LIMITED
HARBOUR CITY ESTATES LIMITED	)
as Landlord / the duly Authorized Agent	)
of the Landlord in the presence of:	)	Authorized Signatures(s)

FELIX C.C. AU

SIGNED BY	)	For and on behalf of
YOUNG YUEN YI	)	HWS SPA HOLDINGS LIMITED
For and on behalf of	)
Tenant in the presence of:	)	Authorized Signatures(s)

Witness signature:		/s/ Twinsen. Fung Ting On

Witness full Name:		Twinsen. Fung Ting On

Witness Address:

301F Granity
29 Hing Tip Street
Kwng Ting Kowloon
Mong King. SAR

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